SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2014

Date of Report (Date of earliest event reported)

Aurora Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24393

(Commission File Number)

13-3945947

(I.R.S. Employer Identification No.)

C/ Lars Pearl

43a Zugerbergstrasse

Unterageri

Zug 6314

Switzerland

(Address of principal executive offices)

41-7887-96966

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, Ross Doyle resigned as CFO and Company Secretary for personal reasons. Mr. Doyle’s resignation was not due to, and was not caused by, in whole or in part, any disagreement with Aurora, whether related to Aurora’s operations, policies, practices, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 19, 2014

Aurora Gold Corporation

By:	/s/ Ross Doyle
Name:	Ross Doyle